Exhibit 99.2

Constellium

CONSTELLIUM SE
WASHINGTON PLAZA
40-44, RUE WASHINGTON
75008 PARIS, FRANCE

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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V69296-P29931-P31037 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY FOR SHAREHOLDERS ON THE U.S. REGISTER, AND WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CONSTELLIUM SE

The Board of Directors (the "Board") recommends you vote FOR each of the following resolutions/proposals:

		For	Against	Abstain
1.	Appointment of Mr. Bradley Soultz as a director for a term of three years.	☐	☐	☐
2.	Re-appointment of Mr. Emmanuel Blot as a director for a term of three years.	☐	☐	☐
3.	Re-appointment of Ms. Martha Brooks as a director for a term of three years.	☐	☐	☐
4.	Re-appointment of Ms. Lori Walker as a director for a term of three years.	☐	☐	☐
5.	Approval of the statutory financial statements and transactions for the fiscal year ended 31 December 2024.	☐	☐	☐
6.	Approval of the consolidated financial statements and transactions for the fiscal year ended 31 December 2024.	☐	☐	☐
7.	Discharge (*quitus*) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended 31 December 2024.	☐	☐	☐
8.	Allocation of the results of the Company for the fiscal year ended 31 December 2024.	☐	☐	☐
9.	Re-appointment of PricewaterhouseCoopers Audit and appointment of RSM France as the Statutory Auditors.	☐	☐	☐
10.	Appointment of PricewaterhouseCoopers Audit as a Statutory Auditor in charge of certifying the consolidated sustainability information.	☐	☐	☐
11.	Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code.	☐	☐	☐
12.	Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code.	☐	☐	☐
13.	Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code.	☐	☐	☐
14.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, with preferential subscription rights, up to 1,468,198.84 euros (representing 50% of the share capital), for a 26 month-period.	☐	☐	☐
15.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 880,919 euros (representing 30% of the share capital), for a 26 month-period.	☐	☐	☐
16.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 587,279.54 euros (representing 20% of the share capital), for a 26 month-period.	☐	☐	☐
17.	Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period.	☐	☐	☐
18.	Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period.	☐	☐	☐
19.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of new shares of the Company to participants to an employee savings plan without preferential subscription rights, up to 29,363.98 euros (representing 1% of the share capital), for a 26 month-period.	☐	☐	☐
20.	Amendment of article 13 of the articles of association.	☐	☐	☐
21.	Amendment of article 20 of the articles of association.	☐	☐	☐
22.	Powers to carry out formalities.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V69297-P29931-P31037  Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:  The Notice of the Annual General Meeting, Proxy Statement  (which includes proposed resolutions and explanatory statements) and Annual Report on Form 10-K are available at  www.proxyvote.com and www.constellium.com.  CONSTELLIUM SE  Annual General Meeting  May 15, 2025 at 5:00 PM CET (11:00 AM EDT)  to be held at Washington Plaza, 40-44, Rue Washington, 75008 Paris, France  This proxy is solicited by the Board  This proxy, when properly executed, will be voted in the manner directed herein. If no such instruction is made, this proxy will be voted in accordance with the Board's recommendations.  Continued and to be signed on reverse side